CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Greenspring Fund, Incorporated and to the use of our report dated February 15, 2006 on the financial statements and financial highlights of Greenspring Fund, Incorporated. Such financial statements, financial highlights and report of independent registered public accounting firm appear in the 2005 Annual Report to Shareholders and are incorporated by reference in the Registration Statement and Prospectus.

/s/TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
April 26, 2005